                                                                Exhibit 23.2

                  CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this form S-3 of our report dated March 15, 1998 included in Accent Software International Ltd. Form 10-K for the year ended December 31, 1997. It should be noted that we have not audited any financial statements of the company, subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                         /s/ LUBOSHITZ, KASIERER & CO.
                                         ------------------------------------
                                         LUBOSHITZ, KASIERER & CO.
                                         Member Firm of Andersen Worldwide SC
Tel aviv, Israel
August 4, 1998